[Emens, Kegler, Brown, Hill & Ritter Letterhead]

                                December 31, 1996

Synetic, Inc.
669 River Drive
Elmwood Park, NJ 07407-1361

Ladies and Gentlemen:

               We hereby consent to the incorporation by reference into the Synetic, Inc. Registration Statement on Form S-8 (File No. 333- )filed with the Securities and Exchange Commission, of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996. We also consent to all reference to our firm included in such Registration Statement.

Columbus, Ohio                         Very truly yours,

                                       EMENS, KEGLER, BROWN, HILL
                                          & RITTER CO., L.P.A.

                                       By: /s/Jack A. Bjerke
                                       ----------------------------------
                                              Jack A. Bjerke, Vice President

cc: Robert D. Marotta, Esq.